SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 19, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On March 19, 2009, Grubb & Ellis Company’s indirect, wholly-owned subsidiary, Grubb & Ellis Realty Investors, LLC, issued a press release announcing that Grubb & Ellis Healthcare REIT II, Inc. has filed a registration statement for a proposed best-efforts public offering of up to 330,000,000 shares of common stock. The offering would include up to 300,000,000 shares to be offered at $10.00 per share in the primary offering and 30,000,000 shares to be offered at $9.50 per share pursuant to the company’s proposed distribution reinvestment plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) The following is filed as an Exhibit to this Current Report on Form 8-K:
99.1	Press Release issued by Grubb & Ellis Realty Investors, LLC on March 19, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: March 20, 2009

EXHIBIT INDEX

Exhibit
Number	Description
99.1	99.1 Press Release issued by Grubb & Ellis Realty Investors, LLC on March 19, 2009.